CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated March 19, 2001, with respect to the consolidated financial statements of Sage Life Assurance of America, Inc. included in the Amendment No. 4 to the Registration Statement filed on Form S-1 File No. 333-78583, and related Prospectus for the registration of its variable life insurance policies.


                                                    /s/ERNST & YOUNG LLP


New York, New York
April 26, 2001